Exhibit 5
                                                                       ---------



                                  July 24, 2000


PYR Energy Corporation
1675 Broadway, Suite 1150
Denver, CO 80202

Gentlemen and Ladies:

      We have acted as counsel for PYR Energy Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, of 242,000 shares of the Company's $.001 par value common stock (the "Common Stock") by certain stockholders of the Company (the "Selling Stockholders"). These shares consists of (1) 220,000 shares of Common Stock issued by the Company to the Selling Stockholders in a private placement transaction (the "Private Placement") pursuant to exemptions from federal and state registration requirements, and (2) 22,000 shares issuable upon the exercise of warrants to purchase Common Stock, which were purchased by the Selling Stockholders in the Private Placement.

      We have examined the Company's Certificate Of Incorporation, its Bylaws, and the record of its corporate proceedings with respect to the registration described above. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained therein.

      Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that the shares of Common Stock being transferred by the Selling Stockholders as described in the Registration Statement have been legally issued and are fully paid and non-assessable and that the shares to be issued upon the exercise of the warrants, if any, will have been legally issued, fully paid and nonassessable shares of the Company's Common Stock.

      We hereby consent to be named in the Registration Statement and in the prospectus that constitutes a part of the Registration Statement as acting as counsel in connection with the offering and to the filing of this opinion as an exhibit to the Company's Registration Statement.

      This opinion is to be used solely for the purpose of the registration of the Common stock and may not be used for any other purpose.

                                           Very truly yours,


                                           /s/ Patton Boggs LLP

                                           PATTON BOGGS LLP